UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2009

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood, Ste. 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Executive Officer

On March 19, 2009, Green Plains Renewable Energy, Inc. (the “Company”) announced the appointment of Wayne Hoovestol to serve as its Chief Strategy Officer beginning on March 16, 2009.  Mr. Hoovestol will continue to serve as Chairman of the Board of Directors for Green Plains Renewable Energy Inc.  Mr. Hoovestol is expected to devote 50 percent to 75 percent of his time in this new role with the Company. Mr. Hoovestol will be paid a salary of $300,000 per year and is eligible to participate in the Company’s bonus pool, as determined by the Company’s Compensation Committee.

WAYNE B. HOOVESTOL, 50, served as the Company’s Chief Executive Officer from February 2007 to December 2008 and as the Company’s Chief Operating Officer from January 2007 to February 2007. In addition, since March 2006 Mr. Hoovestol has served as a Director of the Company and has served as Chairman of the Board of Directors since October 2008. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978 and he later formed an additional trucking company known as Major Transport. Mr. Hoovestol recently sold Major Transport so he could devote a substantial majority of his time to the leadership and strategic oversight of our operations. Mr. Hoovestol became involved with ethanol as an investor in 1995, and has served on the boards of two other ethanol companies.

The news release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	News release, dated March 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009	Green Plains Renewable Energy, Inc. By: /s/ Jerry Peters Jerry Peters Chief Financial Officer (Principal Financial Officer)

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